Exhibit 99.1
Exterran Partners Reports Fourth-Quarter and Full-Year 2014 Results
● Organic growth of 93,000 operating horsepower for the quarter
● Distribution coverage, excluding the benefit of cost caps, of 1.41x for the quarter

HOUSTON, Feb. 26, 2015 – Exterran Partners, L.P. (NASDAQ: EXLP) today reported EBITDA, as further adjusted (as defined below), of $80.5 million for the fourth quarter 2014, compared to $75.1 million for the third quarter 2014 and $59.0 million for the fourth quarter 2013. Distributable cash flow (as defined below) was $53.4 million for the fourth quarter 2014, compared to $45.7 million for the third quarter 2014 and $37.8 million for the fourth quarter 2013.

Revenue was $161.1 million for the fourth quarter 2014, compared to $153.2 million for the third quarter 2014 and $118.9 million for the fourth quarter 2013.

Net income was $18.9 million, or $0.27 per diluted limited partner unit, for the fourth quarter 2014, compared to $18.1 million, or $0.26 per diluted limited partner unit, for the third quarter 2014, and $11.4 million, or $0.19 per diluted limited partner unit, for the fourth quarter 2013.

Net income, excluding items, for the fourth quarter 2014 was $23.8 million, or $0.36 per diluted limited partner unit, excluding pretax charges of $4.8 million due primarily to non-cash long-lived asset impairment charges related to our fleet. Net income, excluding items, was $22.7 million, or $0.34 per diluted limited partner unit, for the third quarter 2014, compared to $13.7 million, or $0.23 per diluted limited partner unit, for the fourth quarter 2013.

EBITDA, as further adjusted, was $280.2 million for 2014, compared to $238.8 million for 2013. Distributable cash flow totaled $177.6 million for 2014, compared to $153.0 million in 2013.

Revenue was $581.0 million for 2014, compared to $466.2 million for 2013. Net income was $61.7 million, or $0.89 per diluted limited partner unit, for 2014, compared to $64.0 million, or $1.18 per diluted limited partner unit, for 2013. Net income, excluding items, for 2014 was $77.7 million, or $1.18 per diluted limited partner unit, excluding pretax charges of $16.0 million due primarily to non-cash long-lived asset impairment charges related to our fleet of $12.8 million and expensed acquisition costs of $2.5 million. Net income, excluding items, was $70.2 million, or $1.30 per diluted limited partner unit, for 2013.

“Fourth-quarter highlights included a solid level of organic horsepower growth and a record quarterly level of distributable cash flow,” said Brad Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner. “In 2014, Exterran Partners increased operating horsepower by 776,000, or 34 percent, over prior-year levels due to third-party acquisitions and organic growth.”

“For 2015, the energy industry has entered into a reduced commodity price cycle. We believe that Exterran Partners is well positioned to manage through industry cycles as our fee-based business, tied to the production and flow of hydrocarbons, provides relatively stable cash flows.”

For the fourth quarter 2014, Exterran Partners’ quarterly cash distribution was $0.5575 per limited partner unit, or $2.23 per limited partner unit on an annualized basis. The fourth-quarter 2014 distribution is $0.005 higher than the third-quarter 2014 distribution of $0.5525 per limited partner unit and $0.025 higher than the fourth-quarter 2013 distribution of $0.5325 per limited partner unit.

Conference Call Details
Exterran Partners and Exterran Holdings, Inc. will host a joint conference call on Thursday, Feb. 26, 2015, to discuss their fourth-quarter 2014 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 38981516.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 38981516#.

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EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) (a) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, other items and non-cash selling, general and administrative (“SG&A”) costs (b) plus the amounts reimbursed to us by Exterran Holdings as a result of caps on cost of sales and SG&A costs provided in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

In the first quarter of 2014, we revised our definition of EBITDA, as further adjusted, to add back expensed acquisition costs. This adjustment was made because management uses the resulting EBITDA, as further adjusted, as a supplemental measure to review current period operating performance. EBITDA, as further adjusted, for all periods presented have been restated to exclude these amounts for comparison purposes.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, non-cash SG&A costs, interest expense and any amounts reimbursed to us by Exterran Holdings as a result of the caps on cost of sales and SG&A costs provided in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains/losses on asset sales and other items.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Partners
Exterran Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States.  Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest.  For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Partners’ financial and operational strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding future economic and market conditions; Exterran Partners’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Partners’ services and growth opportunities for those services.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; the failure of any third party to perform its contractual obligations; and the performance of Exterran Holdings.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2013 and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Partners, L.P.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Revenue	$161,133	$153,163	$118,870	$581,036	$466,193

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	63,148	61,852	52,706	238,038	202,045
Depreciation and amortization	34,969	33,598	26,817	128,196	103,711
Long-lived asset impairment	4,775	3,558	2,101	12,810	5,350
Restructuring charges	-	125	-	702	-
Selling, general and administrative	21,364	20,734	17,213	80,521	61,971
Interest expense	17,225	16,141	9,610	57,811	37,068
Other (income) expense, net	(162)	(649)	(1,165)	(74)	(9,481)
Total costs and expenses	141,319	135,359	107,282	518,004	400,664
Income before income taxes	19,814	17,804	11,588	63,032	65,529
Provision for (benefit from) income taxes	889	(299)	229	1,313	1,506
Net income	$18,925	$18,103	$11,359	$61,719	$64,023

General partner interest in net income	$3,915	$3,631	$2,175	$13,240	$7,969

Limited partner interest in net income	$15,010	$14,472	$9,184	$48,479	$56,054

Weighted average common units outstanding used in earnings per limited partner unit (1):
Basic	55,661	55,661	49,411	54,107	47,651

Diluted	55,664	55,663	49,435	54,109	47,667

Earnings per limited partner unit (1):
Basic	$0.27	$0.26	$0.19	$0.89	$1.18

Diluted	$0.27	$0.26	$0.19	$0.89	$1.18

(1) Basic and diluted earnings per limited partner unit is computed using the two-class method. Under the two-class method, basic and diluted earnings per limited partner unit is determined by dividing earnings allocated to the limited partner units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding limited partner units excluding the weighted average number of outstanding participating securities during the period.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended						Years Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2014		2014		2013		2014		2013

Revenue	$161,133		$153,163		$118,870		$581,036		$466,193

Gross margin (1)	$97,985		$91,311		$66,164		$342,998		$264,148
Gross margin percentage	61%		60%		56%		59%		57%

EBITDA, as further adjusted (1)	$80,508		$75,125		$59,013		$280,248		$238,833
% of revenue	50%		49%		50%		48%		51%

Capital expenditures	$94,566		$77,465		$53,247		$303,952		$168,036
Less: Proceeds from sale of property, plant and equipment	(440)		(4,221)		(10,885)		(6,331)		(61,452)
Net capital expenditures	$94,126		$73,244		$42,362		$297,621		$106,584

Distributable cash flow (2)	$53,410		$45,682		$37,849		$177,628		$152,976

Distributions declared for the period per limited partner unit	$0.5575		$0.5525		$0.5325		$2.1900		$2.1000
Distributions declared to all unitholders for the period, including incentive distribution rights	$35,323		$34,764		$28,840		$136,829		$112,705
Distributable cash flow coverage (3)	1.51	x	1.31	x	1.31	x	1.30	x	1.36	x
Distributable cash flow coverage (without the benefit of the cost caps) (4)	1.41	x	1.24	x	1.02	x	1.20	x	1.13	x

	December 31,		September 30,		December 31,		December 31,		December 31,
	2014		2014		2013		2014		2013

Debt	$1,300,295		$1,220,013		$757,955		$1,300,295		$757,955
Total partners' capital	683,341		703,028		591,755		683,341		591,755

(1) Management believes EBITDA, as further adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.
(4) Defined as distributable cash flow excluding the benefit of the cost caps for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights. The benefit received from the cost caps on operating and selling, general and administrative costs provided by Exterran Holdings were $3.6 million, $2.7 million and $8.4 million for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively, and $13.9 million and $25.2 million for the years ended December 31, 2014 and 2013, respectively.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$18,925	$18,103	$11,359	$61,719	$64,023
Depreciation and amortization	34,969	33,598	26,817	128,196	103,711
Long-lived asset impairment	4,775	3,558	2,101	12,810	5,350
Restructuring charges	-	125	-	702	-
Selling, general and administrative	21,364	20,734	17,213	80,521	61,971
Interest expense	17,225	16,141	9,610	57,811	37,068
Other (income) expense, net	(162)	(649)	(1,165)	(74)	(9,481)
Provision for (benefit from) income taxes	889	(299)	229	1,313	1,506
Gross margin (1)	97,985	91,311	66,164	342,998	264,148
Cap on operating costs provided by Exterran Holdings ("EXH")	-	-	3,938	2,536	12,382
Cap on selling, general and administrative costs provided by EXH	3,610	2,685	4,412	11,314	12,798
Expensed acquisition costs (in Other (income) expense, net)	61	866	246	2,471	821
Non-cash selling, general and administrative costs	54	348	301	1,376	1,174
Less: Selling, general and administrative	(21,364)	(20,734)	(17,213)	(80,521)	(61,971)
Less: Other income (expense), net	162	649	1,165	74	9,481
EBITDA, as further adjusted (1)	80,508	75,125	59,013	280,248	238,833
Less: (Provision for) benefit from income taxes	(889)	299	(229)	(1,313)	(1,506)
Less: Gain on sale of property, plant and equipment (in Other (income) expense, net)	(209)	(1,414)	(1,342)	(2,466)	(10,140)
Less: Cash interest expense	(16,162)	(14,962)	(8,774)	(53,525)	(32,810)
Less: Maintenance capital expenditures	(9,838)	(13,366)	(10,819)	(45,316)	(41,401)
Distributable cash flow (2)	$53,410	$45,682	$37,849	$177,628	$152,976

Cash flows from operating activities	$48,599	$52,980	$30,031	$185,764	$158,286
(Provision for) benefit from doubtful accounts	(480)	(145)	(149)	(1,060)	25
Cap on operating costs provided by EXH	-	-	3,938	2,536	12,382
Cap on selling, general and administrative costs provided by EXH	3,610	2,685	4,412	11,314	12,798
Expensed acquisition costs	61	866	246	2,471	821
Restructuring charges	-	125	-	702	-
Payments for settlement of interest rate swaps that include financing elements	(949)	(950)	(936)	(3,793)	(2,207)
Maintenance capital expenditures	(9,838)	(13,366)	(10,819)	(45,316)	(41,401)
Change in assets and liabilities	12,407	3,487	11,126	25,010	12,272
Distributable cash flow (2)	$53,410	$45,682	$37,849	$177,628	$152,976

Net income	$18,925	$18,103	$11,359	$61,719	$64,023
Items:
Long-lived asset impairment	4,775	3,558	2,101	12,810	5,350
Restructuring charges	-	125	-	702	-
Expensed acquisition costs	61	866	246	2,471	821
Net income, excluding items	$23,761	$22,652	$13,706	$77,702	$70,194

Diluted earnings per limited partner unit	$0.27	$0.26	$0.19	$0.89	$1.18
Adjustment for items per limited partner unit	0.09	0.08	0.04	0.29	0.12
Diluted earnings per limited partner unit, excluding items (1)	$0.36	$0.34	$0.23	$1.18	$1.30

(1) Management believes EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Total available horsepower (at period end) (1)	3,139	3,052	2,417	3,139	2,417

Total operating horsepower (at period end) (1)	3,040	2,947	2,264	3,040	2,264

Average operating horsepower	2,985	2,877	2,242	2,710	2,155

Horsepower Utilization:
Spot (at period end)	97%	97%	94%	97%	94%
Average	96%	96%	93%	95%	94%

Total available U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	4,209	4,125	3,429	4,209	3,429

Total operating U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	3,700	3,588	2,884	3,700	2,884

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of approximately 79,000, 64,000 and 109,000 at December 31, 2014, September 30, 2014 and December 31, 2013, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of approximately 100, 1,000 and 8,000 at December 31, 2014, September 30, 2014 and December 31, 2013, respectively.